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                                                              EXHIBIT 4(b)(i)
                           DECLARATION OF TRUST

                                    OF

                         OLD KENT CAPITAL TRUST II


          THIS DECLARATION OF TRUST is made as of July 14, 1998 (this "Declaration"), by and between Old Kent Financial Corporation, as sponsor
(the "Sponsor"), and Bankers Trust (Delaware), a Delaware banking corporation, as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

     1. The trust created by this Declaration shall be known as "Old Kent Capital Trust II" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided in this Declaration, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. By this Declaration, the Sponsor assigns, transfers, conveys and sets over to the Trust the sum of $10. This amount shall constitute the initial trust estate. The parties intend that the Trust created by this Declaration constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. <Section> 3801, et seq. (the "Business Trust Act"), and that this Declaration constitutes the governing instrument of the Trust. By this Declaration, the Trustee is authorized and directed, to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustee may approve.

     3. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement or Declaration satisfactory to each party to provide for the contemplated operation of the Trust created by this Declaration and the issuance of the Capital Securities and Common Securities (collectively, the "Securities") referred to in the Declaration. Prior to the execution and delivery of the amended and restated Trust Agreement or Declaration, the Trustee shall not have any duty or obligation under this Declaration or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to the execution and delivery of the amended and restated Trust Agreement or Declaration any licenses, consents or approvals required by applicable law or otherwise. The Trustee may, however, take all proper actions that are necessary to effect the transactions contemplated in this Declaration.

     4. By this Declaration, the Sponsor and the Trustee authorize and direct the Sponsor (i) to file with the Securities and Exchange Commission (the "Commission") and, as applicable, to execute on behalf of the Trust,
(a) one or more Registration Statements on Form S-3 or other appropriate forms (including pre-effective or post-effective amendments to the Registration Statements) relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital Securities of the


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Trust (the "1993 Act Registration Statements"), (b) any preliminary prospectus or supplement to that prospectus relating to the Capital Securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) one or more Registration Statements on Form 8-A or other appropriate forms (including all pre-effective and post-effective amendments to the Registration Statements) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended (the "1934 Act Registration Statements"); (ii) to file and execute on behalf of the Trust, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable;
(iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that are necessary or desirable, to the New York Stock Exchange or any other national stock exchange or The Nasdaq Stock Market for listing or quotation of the Capital Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more underwriting agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Capital Securities of the Trust.

          In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as trustee of the Trust, is authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the documents listed above, it being understood that the Trustee, in its capacity as trustee of the Trust, is not required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws.

          In connection with all of the foregoing, by this Declaration, the Trustee, solely in its capacity as trustee of the Trust, and the Sponsor each constitutes and appoints Albert T. Potas and Mary Tuuk, or either of them, as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to each 1933
Act Registration Statement and each 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every

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act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5. The number of trustees of the Trust initially shall be one and after that the number of trustees of the Trust will be fixed from time to time by written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; PROVIDED, HOWEVER, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to these requirements, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

     6. The recitals contained in this Declaration shall be taken as statements of the Sponsor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the property of the Trust or any part thereof. The Trustee makes no representations as to the validity or sufficiency of this Declaration.

     7. (a) The Trustee shall not be liable, responsible or accountable for damages or otherwise to the Trust, the Sponsor, the other trustees or any holder of the Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Trustee in good faith on behalf of the Trust and in a manner the Trustee reasonably believed to be within the scope of authority conferred on the Trustee by this Declaration or by law, except that the Trustee shall be liable for any such loss, damage or claim incurred by reason of the Trustee's gross negligence or willful misconduct with respect to such acts or omissions.

          (b) The Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Trustee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of the Securities might properly be paid.

     8. The Sponsor agrees, to the fullest extent permitted by applicable law:


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          (a)  to indemnify and hold harmless the Trustee, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by the Trustee in good faith on behalf of the Trust in a manner reasonably believed to be within the scope of authority conferred on the Trustee by this Declaration, except that the Trustee shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of its gross negligence or willful misconduct with respect to such acts or omissions; and

          (b) to advance expenses (including the reasonable fees and expenses of counsel) incurred by the Trustee in defending any claim, demand, action, suit or proceeding from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding.

     9. The provisions in Section 8 shall survive the termination of this Declaration or the earlier resignation or removal of the Trustee.

     10. The Trust may terminate without issuing any Securities at the election of the Sponsor.

     11.  This Declaration may be executed in one or more counterparts.

     12. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of laws principles.

          The parties to this Declaration have caused this Declaration to be executed as of the day and year first written above.

                                   OLD KENT FINANCIAL CORPORATION,
                                   as Sponsor


                                   By: /s/ Albert T. Potas
                                        Name:  Albert T. Potas
                                        Title: Senior Vice President and
                                               Controller


                                   BANKERS TRUST (DELAWARE),
                                   not in its individual capacity but solely as trustee of the Trust


                                   By: /s/ M. Lisa Wilkins
                                        Name:  M. Lisa Wilkins
                                        Title: Assistant Secretary
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